Exhibit 10.48

December 27, 2007

Mark Casale

Radian Group Inc.

1601 Market Street, 11th Floor

Philadelphia, PA 19103

Transition Agreement and General Release

Dear Mark,

You and Radian Group Inc. are parties to a Transition Agreement and General Release dated December 11, 2007. The Transition Agreement and General Release incorrectly states that your 2007 bonus will be paid within 30 days after your Termination Date. You previously elected to defer your 2007 bonus to 2010 under the Radian Voluntary Deferred Compensation Plan for Officers.

Please sign this letter where indicated below to confirm that Section 1(f)(i) of the Transition Agreement and General Release is amended to read as follows:

“(i) Executive shall receive a lump sum 2007 bonus payment of $100,000, which shall be paid according to Executive’s previous deferral election under the Radian Voluntary Deferred Compensation Plan for Officers.”

Sincerely,

Radian Group Inc.

By	/s/ Teresa A. Bryce

I agree to the foregoing amendment to the Transition Agreement and General Release.

/s/ Mark A. Casale
Mark Casale

Date: December 28, 2007